Exhibit 10.28

BUSINESS LOAN AGREEMENT

Borrower:  American Champion                   Lender: Olympia Partners, LLC
           Entertainment, Inc.                         660 Madison Ave,
           1694 The Alameda, Suite 100                 15th Floor
           San Jose, CA 95126                          New York, NY 10021





Principal      Loan Date      Interest Rate      Interest            Maturity
 Amount                        (simple, yr)      Payment               Date
$100,000.00    11-25-1998         7.00%      45/365 days = 863.01   01-08-1999

                           Total Principal & Interest Payment $100,863.01



THIS BUSINESS LOAN AGREEMENT between American Champion Entertainment, Inc. ("Borrower") and Olympia Partners, LLC ("Lender") is made and executed on the following terms and conditions.

TERM. This Agreement shall be effective as of November 25, 1998, and shall continue for a time period defined per above schedule.

USE OF LOAN PROCEEDS. It is represented to Lender that Borrower intends to use the borrowed funds for the production of the Borrower's TV program "Adventures With Kanga Roddy" and for general working capital.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement:

Organization. Borrower is a Delaware corporation which is duly organized, validly existing, and in good standing to conduct business in the State of California. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage.

Authorization. The execution, delivery, and performance of this Agreement and all related documents by Borrower, to the extent to be executed and performed by Borrower, have been duly authorized by all necessary action by Borrower; and do not conflict with any provision of its articles of incorporation or organization or bylaws.

Legal Effect. This Agreement constitutes, and any instrument or agreement require hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Survival of Representation and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan shall be paid in full, or until this Agreement shall be terminated in a manner satisfactory to both Lender and Borrower.

Inspection. Lender or agents of Lender may at any reasonable time, inspect Borrower's properties and examine or audit Borrower's books, accounts, and records.

Default. In the event that Borrower fails to make payment to Lender when due on the Loan, or if an alternative method of payment acceptable to the Lender is not made, Lender may immediately request Anthony K. Chan and George Chung ("Chan" & "Chung"), who together act as personal guarantors for Borrower, to cause Continental Stock Transfer & Trust Company to issue 75,000 shares each from Chan & Chung's personal holdings of ACEI (total 150,000 shares) in favor of Lender. Chan & Chung have executed Lock Up Agreements with Dalton Kent Securities dated July 15, 1997 which prohibits Chan & Chung from selling personal shares for 24 months from the date of such agreements. In the event that the 150,000 shares from Chan & Chung are issued to Lender under this Default provision, Dalton Kent Securities, by applying signature below, acknowledges that it will release such shares from lock up provisions to allow Lender to sell such shares.

Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorney's fees, incurred in connection with Borrower's Default on this Agreement. Borrower also will pay any court costs, in addition to all other sums provided by law. Lender may submit to the jurisdiction of the courts of Santa Clara County, the State of California.

BORROWER AND LENDER acknowledge having read all the provisions of this Business Loan Agreement, and agree to its items. This agreement is dated as of November 25, 1998.


BORROWER:                                       LENDER:
American Champion Entertainment, Inc.

By: /s/ Anthony K. Chan                         By: /s/ Seth Fireman
     Anthony K. Chan                            Name:  Seth Fireman
     President & Chief Executive Officer        Title:  Managing Partner


GUARANTORS:                                     ACKNOWLEDGED:
                                                Dalton Kent Securities

By: /s/ George Chung                            By:  /s/ Alan Elkes
       George Chung                                     Alan Elkes
                                                Chief Executive Officer

By: /s/ Anthony K. Chan
       Anthony K. Chan